EXHIBIT  10.1


                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment is made and entered into effective as of August 1, 2003 (the "Amendment") by and between Fremont General Corporation (the "Company") and James A. McIntyre (the "Executive"). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Employment Agreement dated January 1, 1994, as heretofore amended.

     WHEREAS, the Company and the Executive entered into an employment agreement dated January 1, 1994, as amended effective as of August 1, 1996, August 1, 1997 and August 1, 2000, respectively; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to extend the employment period and to include certain additional terms and conditions to such Agreement to provide additional security to the Executive and to encourage the Executive to continue employment with the Company.

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document and in consideration of the continuing employment of Executive by the Company, the Company and the Executive agree to amend the Employment Agreement as follows:

          1. Section 2 ("Employment Period") shall be amended by revising subsection (a) thereof to read as follows:

               (a) Basic Rule. The "Employment Period" commenced on the Effective Date and was extended pursuant to the terms of the Employment Agreement effective as of August 1, 1997 and August 1, 2000, respectively, (the "Extension Dates"). Commencing August 1, 2003, the term of this Agreement is a rolling thirty-six (36) months, such that on each day of employment, the Executive has thirty-six (36) months remaining on this employment contract. Either party may terminate this Agreement by giving written notice to the other party. In the event notice of termination of this Agreement is given by the Company such notice shall constitute Involuntary Termination and the provisions of Section 11 shall apply.

          2. Section 11 ("Termination Benefits") shall be amended by revising subsection (a)(iii) thereof to read as follows:

               (a)(iii) Bonuses. The Company shall pay to the Executive an amount equal to the "Target" bonus amount of any bonus plan(s) then in effect of which the Executive is a participant. Such payment shall be made within ten (10) business days of the Termination Date.




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          3. Section 11 ("Termination Benefits") shall be amended by adding a new subsection (a)(vi) thereof to read in its entirety as follows:

               (a)(vi) Option Bonus. In the event the Executive is entitled to benefits pursuant to Section 2 and Section 11, then, in addition to the benefits provided above, the Company shall also pay the Executive a cash bonus in an amount equal to the aggregate options exercise price attributable to the Executive's then outstanding Company stock options. Such bonus shall be paid in a lump sum within ten (10) business days after the Termination Date.

          4. Section 12 ("Benefits Upon a Company Event") shall be amended read in its entirety as follows:

               12. Benefits Upon A Company Event. Upon the occurrence of a Company Event (as defined), the Executive shall be entitled to receive all benefits described in Section 2 and Section 11 of the Employment Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                               FREMONT GENERAL CORPORATION



                                       -----------------------------------------
                                       By:    Louis J. Rampino
                                       Title: President and Chief Operating
                                              Officer




EXECUTIVE:                             JAMES A. MC INTYRE



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